EXHIBIT 3.(ii).1
                               ----------------

                                     BYLAWS

                                       OF

                         SIMPSON MANUFACTURING CO., INC.
                        (formerly SIMPSON HOLDINGS, INC.)


                                    ARTICLE I

                                Principal Office

            The principal executive office of the Corporation or the principal business office of the Corporation in California may be fixed and located at such place or places as the Board of Directors may specify. The Board of Directors may change any such office from time to time from one location to another.


                                    ARTICLE II

                                   Shareholders

Section 1.  Place of Meetings.

            All meetings of the shareholders shall be held at any place within or without the State of California which may be designated either by the Board of Directors or by the written consent of all shareholders entitled to vote thereat and not present at the meeting given before or after the meeting and filed with the Secretary of the Corporation. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation, if any, or, if none, at the principal business office of the Corporation in California.

Section 2.  Annual Meeting.

            The annual meeting of the shareholders shall be held at a place and time designated by the Board of Directors. At the annual meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered and any other proper business may be transacted which is within the power of the shareholders.

Section 3.  Special Meetings.

            Special meetings of the shareholders for the purpose of taking any action permitted to be taken by the shareholders under the California Corporations Code and the Articles of Incorporation of the Corporation may be called at any time by the Chairman of the Board, President or Board of Directors or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting.

            On request in writing to the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer to whom such request is made shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting of the shareholders will be held at the time requested by the person or persons calling the meeting, which time shall be not less than thirty-five nor more than sixty days after the receipt of such request.

Section 4. Notice of Meetings; Advance Notice of Shareholder Business; Notice of Shareholder Nominees.

            Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting. In the case of a special meeting, such notice shall specify the general nature of the business to be transacted and no other business may be transacted at such meeting. In the case of the annual meeting, the notice shall specify those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board for election. Any such notice shall also state any other matters required by statute.

            At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.
 Commencing with the annual meeting in the year 2000, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 4. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            Commencing with the annual meeting in the year 2000, only persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 days nor more than 90 days prior to the meeting provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and
(ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 5.  Consent to Shareholders' Meetings and Actions without Meetings.

            The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except that any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to section 310 (transactions between the Corporation and one or more of the Directors), section 902 (amendment to Articles of Incorporation), section 1201 (reorganization), section 1900 (voluntary dissolution) or section 2007 (plan of distribution on dissolution) of the California Corporations Code shall be valid only if the general nature of the proposal so approved is stated in the notice of meeting or in any written waiver of notice.

            Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxyholder, or a transferee of the shares or a personal representative of the shareholder or the transferee's or personal representative's respective proxyholder, may revoke the consent by a writing received by the Secretary of the Corporation before written consents with respect to the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. Such revocation is effective on its receipt by the Secretary of the Corporation. Unless the consents of all shareholders entitled to vote have been solicited in writing, (a) notice of any shareholder approval pursuant to section 310 (transactions between the Corporation and one or more of the Directors), section 317 (indemnification of an officer, director or employee), section 1201 (reorganization) or section 2007 (plan of distribution on dissolution) of the California

Corporations Code without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval to those shareholders entitled to vote who have not consented in writing and (b) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of such directors (in accordance with section 3 of Article III of these Bylaws); provided that a director may be elected at any time to fill a vacancy on the Board of Directors, except a vacancy created by removal, by the written consent of the holders of shares entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding shares entitled to vote for the election of such director (in accordance with section 3 of Article III of these Bylaws).

Section 6.  Quorum.

            A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting and (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders.

            The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

            In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the preceding paragraph.

Section 7.  Voting Rights.

            Except as otherwise provided by law or the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if any shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that such shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

            Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Subject to the foregoing and to the express terms and conditions of any proxy, every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

            In any election of directors, any form of proxy in which the Directors to be voted on are named therein as candidates and which is marked by a shareholder "withhold" or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted for the election of a director.

            Every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled, or distribute such shareholder's votes on the same principle among as many candidates as such shareholder thinks fit; provided, that no shareholder shall be entitled so to cumulate votes or cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast unless such candidate's or candidates' name(s) have been placed in nomination prior to the voting and a shareholder has given notice at the meeting prior to the voting of intention to vote cumulatively. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the directors and votes withheld shall have no legal effect. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

Section 8.  Determination of Shareholders of Record.

            So that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action.

            If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting when no prior action by the Board of Directors has been taken shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

            A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

            Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement.


                                    ARTICLE III

                                 Board of Directors

Section 1.  Powers and Duties.

            Subject to the California Corporations Code and any limitations in the Articles of Incorporation and these Bylaws as to action to be authorized or approved by the shareholders, the business affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, the Board of Directors shall have the following powers:

                 First: To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor, not inconsistent with law or with the Articles of Incorporation or with the Bylaws, as they may deem best;

                 Second: To elect and remove at pleasure the officers, agents and employees of the Corporation, prescribe their duties and fix their compensation;

                 Third: To authorize the issuance of shares of stock of the Corporation from time to time upon such terms as may be lawful;

                 Fourth: To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor; and

                 Fifth: To alter, repeal or amend, from time to time and at any time, these Bylaws and any and all amendments of the same, and, from time to time and at any time, to make and adopt such new and additional Bylaws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such Bylaws, or to revoke the delegation of authority of the Directors, as provided by law or by Article IX of these Bylaws.

            A director shall perform the duties of a director, including duties as a member of any committee of the Board of Directors on which a director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 2.  Number.

            The authorized number of directors shall not be less than four nor more than seven. The exact authorized number of directors shall be fixed from time to time, within the limits specified in this section or in the Articles of Incorporation, by approval of the Board of Directors or the shareholders in the manner provided in these Bylaws. Subject to the foregoing provisions for changing the authorized number of directors, the authorized number of directors of this Corporation is initially fixed at four.

Section 3.  Election and Term.

            Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of the shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualifies, except as otherwise provided by the California Corporations Code or the Articles of Incorporation. Directors, including directors elected to fill vacancies, shall be elected by the holders of shares empowered to vote therefor pursuant to the provisions of the California Corporations Code and the Articles of Incorporation.

Section 4.  Vacancies.

            A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director in accordance with section 303 or 304 of the California Corporations Code, or in the event of an increase in the authorized number of directors by the Board of Directors or by the shareholders, or declaration of a vacancy by the Board of Directors for one of the reasons specified in section 302 of the California Corporations Code.

            Unless otherwise provided in the Articles of Incorporation or these Bylaws and except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the Directors then in office, whether or not less than a quorum or by a sole remaining director. Unless the Articles of Incorporation or a Bylaw adopted by the shareholders provides that the Board of Directors may fill vacancies occurring in the Board of Directors by reason of the removal of directors, such vacancies may be filled only by approval of the shareholders.

            Subject to the Articles of Incorporation, the shareholders entitled to vote for the election of directors may elect a director at any time to fill any vacancy not filled by the Directors. Any such election by written consent shall be conducted in accordance with section 5 of Article II of these Bylaws.

            If, after the filling of any vacancy by the Directors, the Directors then in office who have been elected by the shareholders shall constitute less than a majority of the Directors then in office, any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for directors may call a special meeting of shareholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate on such election of a successor.

Section 5.  Removal of Directors.

            Subject to the Articles of Incorporation, the entire Board of Directors or any individual Director may be removed from office as provided by Sections 302, 303, and 304 of the California Corporations Code. In such case, subject to the Articles of Incorporation, the remaining Directors may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 6.  Meetings.

            Immediately following each annual meeting of the shareholders, a regular meeting of the Board of Directors of the Corporation shall be held at the place of said annual meeting or such other place as shall have been designated by the Board of Directors for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held without call on such date and time as may be fixed by the Board of Directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. No notice of regular meetings of the Board of Directors need be given; provided, that notice of any change in the time or place of any such regular meeting shall be given to all of the Directors in the same manner as notice for special meetings of the Board of Directors.

            Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or President or, if both the Chairman of the Board and the President are absent or are unable or refuse to act, by any Vice President or by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to such Director's address as it appears on the records of the Corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the Director or actually transmitted by the person giving the notice by electronic means to the Director at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Director. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation, if any, or, if none, at the principal business office of the Corporation in California, and need not specify the purpose of the meeting.

            Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

            Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the Bylaws or by resolution of the Board of Directors.

            Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

Section 7.  Quorum.

            A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business.

            Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless otherwise provided by law or unless a greater number be required by the Articles of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 8.  Action Without a Meeting.

            Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 9.  Fees and Compensation.

            Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 10.  Committees.

            The provisions of this Article III shall also apply, with necessary changes in points of detail, to committees of the Board of Directors, if any, and to actions by such committees (except for the first sentence of section 5 of this Article III, which shall not apply, and except that special meetings of a committee may also be called at any time by any two members of the committee), unless otherwise provided by these Bylaws or by the resolution of the Board of Directors designating such committees. For such purpose, references to "the Board of Directors" shall be deemed to refer to each such committee and references to "directors" and "members of the Board" shall be deemed to refer to members of the committee. Committees of the Board of Directors may be designated and shall be subject to limitations on their authority as provided in section 311 of the California Corporations Code.


                                    ARTICLE IV

                                     Officers

Section 1.  Designation of Officers.

            The Board of Directors shall appoint the officers of the Corporation, including the Chairman of the Board or the President or both, the Secretary, and the Chief Financial Officer. The Corporation may also have such other officers as may be appointed by the Board of Directors with such titles and duties as may be determined by the Board of Directors and as may be necessary to enable it to sign instruments and share certificates. If the Board shall name one or more persons as Vice Presidents, the order of their seniority shall be in the order of their appointment, unless otherwise specified by the Board of Directors. Any number of offices may be held by the same person. All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors is elected and until their successors are elected; provided, that any officers may be removed at any time with or without cause by the Board of Directors. On the removal, resignation, death or incapacity of any officer, the Board of Directors may declare such office vacant and fill such vacancy. Any officer may resign at any time on written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The salary and other compensation of the officers shall be fixed from time to time by resolution of the Board of Directors.

Section 2.  Chairman of the Board.

            The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors, shall have authority to execute in the name of the Corporation bonds, contracts, deeds, leases and other written instruments to be executed by the Corporation (except where by law the signature of another officer is required) and shall perform such other duties as the Board of Directors may prescribe from time to time.

Section 3.  President.

            Subject to the control of the Board of Directors and to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the general manager and chief executive officer of the Corporation, shall have general supervision, direction and control of the business and officers of the Corporation and shall perform all the duties customarily incident to that office. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the Board of Directors and shall perform the duties of and may exercise all other authority otherwise given to the Chairman of the Board, and shall perform such other duties as the Board of Directors may prescribe from time to time.

Section 4.  Vice Presidents.

            If the Board of Directors shall appoint one or more Vice Presidents, the Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors may prescribe from time to time.


Section 5.  Secretary.

            The Secretary shall attend all meetings of the shareholders, the Board of Directors and any committee appointed pursuant to section 9 of
Article III of these Bylaws and shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may order, a minute book of all such meetings, containing all acts and proceedings thereof, the time and place of holding thereof, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' or committee meetings and the number of shares present or represented at shareholders' meetings. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the shareholders, the Board of Directors or any such committee requiring notice. The Secretary shall keep or cause to be kept at the principal executive office, if any, or, if none, the principal business office in

California, or at the office of the Corporation's transfer agent a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for same, and the number and date of cancellation of every certificate surrendered for cancellation.
 The Secretary shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

Section 6.  Chief Financial Officer.

            The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors. The Chief Financial Officer, subject to the direction of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform all other duties customarily incident to that office and shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. The President may direct any Deputy Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer and each Deputy Financial Officer shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.


                                    ARTICLE V

               Execution of Corporate Instruments and Exercise of
                Rights Under Securities Owned by the Corporation

Section 1.  Execution of Corporate Instruments.

            The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall bind the Corporation.

            Unless otherwise required by law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Deputy Financial Officer of the Corporation, is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.

            All checks and drafts drawn on banks or other depositories of funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 2.  Securities Owned by Corporation.

            All securities of other corporations or other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, all proxies and other powers with respect thereto shall be executed, and all rights appurtenant or pursuant thereto shall be exercised on behalf of the Corporation by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the President or any Vice President.


                                    ARTICLE VI

                                  Shares of Stock

Section 1.  Form of Certificates.

            Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, a Deputy Financial Officer, the Secretary or any Assistant Secretary, certifying the number and class or series of shares owned by such shareholder. Any or all of the signatures on any such certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the issuance of such certificate by the Corporation shall have the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            If the shares of the Corporation are classified or if any class of shares is divided into two or more series, any certificate representing such shares shall bear conspicuously on its face, or on the reverse thereof with conspicuous reference thereto on its face, one of the following: (a) a statement of the rights, preferences, privileges and restrictions granted to or imposed on the class or series of shares represented by such certificate and on the holders thereof; (b) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any Certificates of Determination establishing the same; or (c) a statement setting forth the office or agency of the Corporation from which shareholders may obtain, on request and without charge, a copy of the statement prescribed by clause (a) of this paragraph.

            Each such certificate shall also bear, conspicuously on its face or on the reverse thereof with conspicuous reference thereto on its face, any of the following to the extent applicable: (a) that the shares are subject to restrictions on transfer; (b) that the shares are assessable or are not fully paid, including, in the case of partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon; (c) that the shares are subject to a close corporation voting agreement or an irrevocable proxy or restrictions on voting rights contractually imposed by the Corporation; (d) that the shares are redeemable; and (e) that the shares are convertible and the period for conversion.

            When the Articles of Incorporation are amended in any way affecting the statements contained in certificates representing outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate representing shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates representing shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors.

Section 2.  Transfer of Shares.

            Shares of stock of the Corporation may be transferred in any manner permitted or provided by law. Before any transfer of stock is entered on the books of the Corporation, or any new certificate issued therefor, the outstanding certificate properly endorsed shall be surrendered and cancelled, unless such outstanding certificate has been lost, stolen or destroyed.

Section 3.  Lost Certificates.

            The Corporation shall issue a new certificate representing shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed; provided, that, prior and as a condition to the issuance of such new certificate, the Board of Directors may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate and may require such owner to furnish to the Corporation such other affidavits, certificates or other documents as the Board of Directors may deem necessary or advisable.

Section 4.  Electronic Securities Recordation.

            Notwithstanding the provisions of sections 1, 2 and 3 of this
Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted by and in accordance with applicable law.


                                    ARTICLE VII

                                   Annual Report

            An annual report, meeting the requirements specified in section 1501 of the California Corporations Code, shall be sent to the shareholders not later than the 120th day after the close of the fiscal year of the Corporation or the fifteenth day preceding the annual meeting of shareholders for the next succeeding fiscal year, whichever shall first occur; provided, however, that such requirements are waived and no such report need be sent so long as the number of shareholders of record (determined as provided in section 605 of the California Corporations Code) is less than one hundred.


                                    ARTICLE VIII

                                   Corporate Seal

            The corporate seal shall consist of a circular die bearing the name of the Corporation and the state and date of its incorporation and shall be kept and used by the Secretary or any Assistant Secretary as the Secretary may direct. If and when authorized by the Board of Directors, a duplicate of the corporate seal may be kept and used by such officer or person as the Board of Directors may designate. Failure to affix the corporate seal does not affect the validity of any instrument of the Corporation.

                                    ARTICLE IX

                                    Amendments

            New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. Subject to such right of the shareholders to adopt, amend or repeal Bylaws, and except as otherwise provided by law or the Articles of Incorporation, Bylaws may be adopted, amended or repealed by the Board of Directors; provided that subject to the Articles of Incorporation, a bylaw or amendment thereof changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote; and provided that a bylaw or amendment of the articles reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

                                    ARTICLE X

                            Indemnification of Agents

            The Corporation shall indemnify each agent (as that term is defined in Section 317 of the California Corporations Code) to the maximum extent that the Corporation is permitted or empowered to do so under
Section 317 of the California Corporations Code. In addition, the Corporation shall indemnify any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or a domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, and the Corporation shall hold such director or officer harmless, from and against any and all claims, liabilities, damages and expenses suffered or incurred by such director or officer as a result of or in connection with any act or omission or transaction of such director or officer in his or her capacity as such director or officer; provided that such director or officer shall not be indemnified by the Corporation for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to paragraph (10) of Section 204(a) of the California Corporations Code, or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code.